SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYMETRICS INDS INC

          GABELLI FOUNDATION
                                 1/26/98           10,000-           15.0000
          GABELLI ASSOCIATES LTD
                                 1/26/98            6,000-           15.0000
          GABELLI ASSOCIATES FUND
                                 1/26/98          114,702-           15.0000
                                 1/21/98              680            14.8750
                                 1/20/98            5,000            14.8750
                                 1/16/98            3,322            14.8750


























          (1) THE TRANSACTIONS ON 01/26/98 WERE IN CONNECTION WITH THE
              TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTEDON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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